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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2004

RUSH ENTERPRISES, INC. (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500, New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)
Registrant's telephone number, including area code: (830) 626-5200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On September 15, 2004, Rush Enterprises, Inc. (the "Company") entered into a definitive agreement (the "Asset Purchase Agreement") to acquire substantially all of the assets of American Truck Source, Inc. ("ATS"), which owns Peterbilt dealerships in Dallas, Fort Worth, Abilene and Tyler, Texas; Nashville, Tennessee; Louisville, Kentucky; and Birmingham, Alabama. On October 22, 2004, the Company issued a press release regarding its receipt of notice from Peterbilt that Peterbilt does not intend to exercise its rights of first refusal with respect to ATS's pending sale of its Texas dealerships or its Nashville dealerships, but that it does intend to exercise its right of first refusal with respect to Birmingham Peterbilt and Louisville Peterbilt.

        On November 8, 2004, the Company and ATS entered into the First Amendment to the Asset Purchase Agreement (the "Amendment"). The purpose of the Amendment was to acknowledge PACCAR's decision to exercise its right of first refusal with regard to Birmingham Peterbilt and Louisville Peterbilt and to eliminate the closing conditions other than the acquisition of dealership licenses and the Company's ability to obtain financing to pay the purchase price.

        A copy of the Amendment is filed herewith as Exhibit 2.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

Exhibit No.	Document Description
2.1
First Amendment to Asset Purchase Agreement between Rush Enterprises, Inc.; Rush Truck Centers of Texas, L.P.; Rush Truck Centers of Alabama, Inc.; Rush Truck Centers of Tennessee, Inc.; Rush Truck Centers of Indiana, Inc.; Rush Administrative Services, Inc.; ATS; Dallas Peterbilt, Ltd., LLP; Birmingham Peterbilt, Inc.; Nashville Peterbilt, Inc.; Louisville Peterbilt, Inc.; Highland Park Land Co., Inc.; American Truck Source Leasing, Inc.; American Truck Source Financial Corporation; John D. Moore; Jesse T. Kirk and Milo Kirk.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
	By	/s/ Martin A Naegelin, Jr. Martin A Naegelin, Jr. Senior Vice President and Chief Financial Officer
Dated November 9, 2004

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES